PDF/SOLUTIONS™

Q1 2021
Management Report
May 6, 2021

Contents

- **Related Information**

The following commentary is provided by management and should be referenced in conjunction with PDF Solutions' first quarter of 2021 financial results press release available on its Investor Relations website at http://www.pdf.com/financial-news. These remarks represent management's current views of the Company's financial and operational performance and are provided to give investors and analysts further insight into its performance in advance of the earnings call webcast. The Company disclaims any duty to update this information for future events.

PDF Solutions Reports First Quarter 2021 Results

Q1 2021 Key Metrics

Revenue: $24.2M

GAAP Gross Margin: 56%

Non-GAAP Gross Margin: 61%

GAAP EPS: ($0.21)

Non-GAAP EPS: ($0.05)

Operating Cash Flow: ($8.3M)

Capital Expenditures: $0.6M

FINANCIAL RESULTS SUMMARY

- Q1 2021 Total revenues of $24.2M, up 8% over Q4 2020, and up 14% over Q1 2020.
- Q1 2021 Analytics revenue of $19.4M, up 34% over Q4 2020, and up 46% over Q1 2020.
- Q1 2021 Integrated yield ramp revenue of $4.8M, down 39% over Q4 2020 and Q1 2020.

Key Financial & Operating Metrics – Quarterly

(in thousands, except share data, which is in millions, and percentages)

	Q1'21	Q4'20	Q3'20	Q2'20	Q1'20
Revenues	$24,200	$22,367	$23,112	$21,409	$21,158
GAAP Gross Margin	56%	56%	59%	58%	60%
Non-GAAP Gross Margin	61%	61%	63%	63%	65%
Outstanding Debt	$0	$0	$0	$0	$0
Operating Cash Flow	($8,325)	$10,908	$245	$5,250	$5,380
Capital Expenditures (CAPEX)	$586	$1,603	$1,425	$1,872	$2,068
$ Shares Repurchased	$4,523	$0	$0	$0	$0
Weighted Average Common Shares Outstanding	37.0	36.7	35.5	32.9	32.7
Effective Tax Rate Benefit (Expense)	(14%)	(375%)	25%	(9%)	87%

Revenue by Geographic Area - Quarterly

(Dollars in thousands)

	Q1'21	Q4'20	Q3'20	Q2'20	Q1'20
North America	$8,608	$10,525	$7,754	$9,969	$8,687
% of Total	35%	47%	34%	46%	41%
Europe	$4,331	$3,602	$3,581	$3,983	$3,561
% of Total	18%	16%	15%	19%	17%
APAC	$11,261	$8,240	11,777	7,457	$8,910
% of Total	47%	37%	51%	35%	42%
Total revenues	**$24,200**	**$22,367**	**$23,112**	**$21,409**	**$21,158**

GAAP / Non-GAAP Presentation

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), the Company also provides certain non-GAAP financial measures. Non-GAAP gross margin excludes stock-based compensation expense and the amortization of acquired technology. Non-GAAP net income (loss) exclude the effects of non-recurring items (including expenses related to an arbitration proceeding for a disputed customer contract), acquisition-related costs, write-down in value of property and equipment, stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, and their related income tax effects, as applicable, as well as adjustments for the non-cash portion of income taxes, tax impact of the CARES Act and valuation allowance for deferred tax assets. These non-GAAP financial measures are used by management internally to measure the Company's profitability and performance. PDF Solutions' management believes that these non-GAAP measures provide useful supplemental measures to investors regarding the Company's ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of certain non-recurring items and acquisition-related costs) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Management uses these non-GAAP financial measures internally to measure profitability and performance; these non-GAAP measures are presented here to give investors an opportunity to see the Company's financial results as viewed by management. A detailed reconciliation of the adjustments made to comparable GAAP measures is included herein.

Reconciliation of GAAP to Non-GAAP Net Income (Loss)

Quarterly

(in thousands, except for shares and per share amounts)

	Q1'21	Q4'20	Q3'20	Q2'20	Q1'20
GAAP net loss	$(7,597)	$(33,449)	$ (2,734)	$ (3,652)	$ (528)
Adjustments to reconcile GAAP net loss to non-GAAP net income (loss):					
Stock-based compensation expense	3,369	2,987	3,130	2,978	3,368
Amortization of acquired technology	535	274	144	143	144
Amortization of other acquired intangible assets	314	220	174	174	173
Expenses of arbitration (1)	295	268	366	363	101
Acquisition-related costs (2)	—	752	—	—	—
Write-down in value of property and equipment	—	179	—	311	—
Tax impact of reconciling items (3)	—	1,931	(955)	167	(1,143)
Tax impact of the CARES Act (4)	—	1,099	—	—	(2,261)
Tax impact of valuation allowance for deferred tax assets (5)	1,166	24,471	—	—	—
Non-GAAP net income (loss)	$ (1,918)	$ (1,268)	$ 125	$ 484	$ (146)
GAAP net loss per diluted share	$ (0.21)	$ (0.91)	$ (0.08)	$ (0.11)	$ (0.02)
Non-GAAP net income (loss) per diluted share	$ (0.05)	$ (0.03)	$ 0.00	$ 0.01	$ (0.00)
Shares used in net income (loss) per diluted shares calculation	36,974	36,727	36,661	33,874	32,703

(1) Represents the expenses related to an arbitration proceeding over a disputed customer contract, which expenses are expected to continue until the arbitration is resolved.

(2) Represents transaction expenses related to the acquisition of Cimetrix Incorporated in the fourth quarter of 2020.

(3) Tax impact of reconciling items for the fourth quarter of 2020 pertains to the reversal of prior quarters' tax impact due to a full valuation allowance recognized against the U.S. deferred tax assets (DTA) on a GAAP basis. The above reconciling items do not have any tax expense or benefit on a GAAP basis for the year ended December 31, 2020 due to the full valuation allowance offsetting any tax impact from reconciling items.

(4) The Company recognized a discrete tax benefit recognized from the carryback of net operating losses (NOLs) under the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act") enacted in March 2020. Due to the full valuation allowance against U.S. DTA recognized in the fourth quarter of 2020, there is no tax benefit from the released tax attributes. The Company does not have any NOLs on a non-GAAP basis and, therefore, it did not recognize this discrete tax benefit in calculating its non-GAAP tax expense and net income (loss).

(5) The Company's GAAP tax expense is higher year-to-date compared to the non-GAAP tax expense, primarily due to the GAAP full U.S. federal and state valuation allowances. The Company's non-GAAP tax rate and resulting non-GAAP tax expense is not calculated with a full US federal or state valuation allowance due to recent cumulative profit on a non-GAAP basis. Each reporting period, management evaluates the need for a valuation allowance and may place a valuation allowance against its US net deferred tax assets (DTA) on a non-GAAP basis if it concludes it is more likely than not that it will not be able to utilize some or all of its US DTAs on a non-GAAP basis.

Reconciliation of GAAP to Non-GAAP Spending by Function

Quarterly

(in thousands)

	Q1'21	Q4'20	Q3'20	Q2'20	Q1'20
Cost of Revenue - GAAP	**$ 10,663**	**$ 9,839**	**$ 9,493**	**$ 8,946**	**$ 8,487**
Adjustments to reconcile GAAP Cost of Revenue to non-GAAP Cost of Revenue:					
Stock-based compensation expense	(652)	(872)	(790)	(883)	(909)
Amortization of acquired technology	(535)	(274)	(144)	(143)	(144)
Cost of Revenue - Non-GAAP	**$ 9,476**	**$ 8,693**	**$ 8,559**	**$ 7,920**	**$ 7,434**
Research & Development - GAAP	**$ 10,841**	**$ 9,981**	**$ 8,328**	**$ 7,754**	**$ 8,590**
Adjustments to reconcile GAAP R&D to non-GAAP R&D:					
Stock-based compensation expense	(1,588)	(1,187)	(1,148)	(1,010)	(1,455)
Write-down in value of property and equipment	—	(179)	—	(149)	—
Research & Development - Non-GAAP	**$ 9,253**	**$ 8,615**	**$ 7,180**	**$ 6,595**	**$ 7,135**
Selling, General, & Administrative - GAAP	**$ 9,464**	**$ 8,625**	**$ 8,420**	**$ 7,737**	**$ 7,895**
Adjustment to reconcile GAAP SG&A to non-GAAP SG&A:					
Stock-based compensation expense	(1,129)	(928)	(1,192)	(1,085)	(1,004)
Expenses of arbitration (1)	(295)	(268)	(366)	(363)	(101)
Acquisition-related costs (2)	—	(752)	—	—	—
Write-down in value of property and equipment	—	—	—	(162)	—
Selling, General, & Administrative - Non-GAAP	**$ 8,040**	**$ 6,677**	**$ 6,862**	**$ 6,127**	**$ 6,790**

(1) Represents the expenses related to an arbitration proceeding over a disputed contract with a customer, which expenses are expected to continue until the arbitration is resolved.

(2) Represents transaction expenses related to the acquisition of Cimetrix Incorporated in the fourth quarter of 2020.